Exhibit 99.1

STAG INDUSTRIAL, INC. REPORTS FIRST QUARTER 2011 RESULTS

AND PROVIDES YEAR TO DATE HIGHLIGHTS

Boston, MA — May 23, 2011 - STAG Industrial, Inc. (the “Company” or  “STAG”) (NYSE:STIR), a company focused on the acquisition, ownership and management of single-tenant industrial properties throughout the United States today reported results for its predecessor for the first quarter-ended March 31, 2011. On April 20, 2011, the Company closed on its initial public offering (IPO) and the related formation transactions to aggregate the predecessor and other funds owned by affiliates of the Company. As a result, the Company’s quarterly report on Form 10-Q for the first quarter 2011 only reflects results of the predecessor and is not representative of the Company’s consolidated future results. The Company has included in this press release pro forma results and operating statistics which reflect the activities of the Company (and its aggregated entities) as if the IPO and related formation transactions had occurred on January 1, 2011. Since the Company did not have comparable pro forma reporting periods in 2010, comparative results for the Company will not be available until after the second quarter of 2011, which can then be compared with the pro forma results from the first quarter of 2011.

Recent Highlights

•                  Closed on the initial public offering of common stock generating $205 million in gross proceeds.

•                  Closed on a $100 million revolving credit facility.

•                  Declared a second quarter dividend of $0.2057 per share, which is an annualized rate of 8% on the IPO price.

•                  Renewed 843,000 square feet of the Company’s scheduled 2011 lease expirations at a per square foot rent 5% higher than the expiring rent.

•                  Leased an additional 138,000 square feet of existing vacant space.

Initial Public Offering

The Company’s initial public offering included 13,750,000 shares of common stock at $13.00 per share.  On May 13, 2011, the underwriters closed on their over-allotment option to purchase an additional 2,062,500 shares at the IPO price, resulting in total gross proceeds to the Company of approximately $205 million. To date, approximately $165 million of proceeds has been used for debt repayment and related costs with the balance to be used for general corporate purposes including acquisitions of additional properties.

Upon completion of the IPO and related formation transactions, the Company owns 91 industrial properties totaling 13.9 million square feet.  The Company has a full service platform that incorporates acquisitions, asset management, credit, accounting and legal functions.

“STAG transformed its capacity to grow with the completion of our initial public offering in mid-April.  Our investment thesis remains constant — to target single-tenant, class B industrial assets located primarily in secondary markets in the United States. With access to equity capital and attractive financing, we are well positioned to produce both growth and income for our shareholders over the long term,” stated Benjamin Butcher, Chief Executive Officer of STAG.

Pro Forma Financial Results for the Three Months Ended March 31, 2011

Pro forma operating revenue for the Company for the three months ended March 31, 2011 was $14.4 million. Included in this operating revenue are the results of two recently closed property acquisitions totaling 452,000 square feet. These acquisitions were reflected in the Company’s final prospectus filed with the SEC on April 18, 2011.

Operating expenses for the three months ended March 31, 2011 were $2.8 million for the quarter and reflected $150,000 in non-recurring operating expenses from higher than expected utility and snow removal costs from the harsh weather conditions this past quarter, particularly in the Midwest.

The Company generated pro forma Net Operating Income (NOI) on a cash basis in the first quarter of $12 million before reduction for the non-recurring expenses mentioned above, and $11.8 million after those expenses.

The Company produced $6.1 million of pro forma Funds from Operations (FFO) and $6.1 million of pro forma Core FFO, which excludes acquisition costs that are expensed for reporting purposes.  After non-controlling interest, pro forma FFO and pro forma Core FFO attributable to common shareholders were $4.1 million and $4.1 million, respectively.

Included in the pro forma results of operations for the three months ended March 31, 2011 were the following non-cash items:

•                  Straight line rental income adjustment of $0.3 million,

•                  Above/below market lease amortization of ($0.8) million,

•                  Gain on interest rate swaps of $0.6 million,

•                  Deferred financing cost amortization of ($0.3) million,

•                  Amortization of non-cash compensation ($0.2) million.

A reconciliation of net income to pro forma NOI and pro forma FFO, all non-GAAP financial measures, appears at the end of this release.

Leasing Activity

Of the lease expirations set to expire in 2011, which represent 8% of the Company’s square footage, 843,000 square feet (or all but 2%) have now been re-leased. The average square foot rent paid on those renewed leases increased by 5% compared to the expiring rent paid. In addition, the Company signed three leases on vacant space representing 138,000 square feet. Occupancy for the Company’s portfolio is currently at 90.8%.  During the quarter ended March 31, 2011, the Company expended $0.1 million on a pro forma basis for tenant improvements and renewal lease commissions.

Acquisition Activity

Since the beginning of 2011, the Company completed the acquisition of the two industrial properties mentioned above. These properties included a 300,000 square foot warehouse facility located in the greater Charlotte, NC area and leased to Carolina Beer and Beverage, Inc. and a 152,000 square foot light manufacturing and warehouse facility located in the greater Chattanooga, TN area and leased to Renfro Charleston, LLC.  The Company paid a total of approximately $17 million for the two assets. The Company is also currently under contract to acquire three properties comprising approximately 639,000 square feet for a combined purchase price of approximately $29 million. We are at various stages of due diligence for these properties and there are significant conditions to closing so there can be no assurance that these transactions will be consummated.

Balance Sheet and Financing Activity

Concurrent with the IPO, the Company completed the following formation transactions: (1) the Company acquired 100% of the ownership interests in the entities that owned the predecessor and other funds owned by affiliates of the Company in exchange for units in the Company’s operating partnership; (2) management contributed the management company in consideration for operating partnership units,  (3) the Company assumed $256 million of debt secured by certain of the Company’s properties, (4) the Company completed its extension of the maturity date to October 31, 2013 on $141 million of secured debt, and (5) the Company closed on a $100 million secured revolving credit facility with an accordion feature to expand to $200 million under certain conditions.  As of May 23, 2011, the non-controlling interest in the Company represented approximately 33%. On May 17, 2011, the Company used proceeds from the exercise of the overallotment option to repay the $11.0 million outstanding under the secured corporate revolving credit facility.  As of May 23, 2011, the Company had $245 million of debt outstanding secured by certain of the Company’s properties.

The weighted average interest rate on the Company’s outstanding debt balance at March 31, 2011 was 5.5%.

Dividend Declaration

On May 2, 2011, the Company declared a second quarter dividend of $0.26 payable on July 15, 2011 to all shareholders of record on June 30, 2011. The dividend payment will be pro-rated for the portion of the second quarter that the Company has been in existence as a public company.  On a pro-rated basis, the dividend will be approximately $0.2057 for the second quarter.  On an annualized basis, this dividend would be $1.04 per share, or an annual distribution rate of 8%, based on the Company’s IPO price of $13 per share.

About STAG Industrial, Inc.

STAG Industrial, Inc. is a newly formed, self-administered and self-managed full-service real estate company focused on the acquisition, ownership and management of single-tenant industrial properties throughout the United States. STAG’s portfolio consists of 91 properties in 26 states with approximately 13.9 million rentable square feet.

For additional information, please visit the Company’s website at www.stagindustrial.com.

Contact:

STAG Industrial, Inc.

Gregory W. Sullivan

Chief Financial Officer

617 226 4987

InvestorRelations@stagcapital.com

STAG Industrial, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Balance Sheet

March 31, 2011

(unaudited, in millions)

March 31, 2011

Assets
Rental property
Land	$55.9
Building and improvements	364.6
Less: accumulated depreciation	(20.6)
Total rental property	399.9

Cash and cash equivalents	17.4
Restricted cash and escrows	5.3
Rents receivable, net	4.0
Prepaid expenses and other assets	1.3
Deferred financing costs, net	1.6
Leasing commissions, net	0.1
Deferred leasing intangibles, net	87.8
Goodwill	4.8
Due from related parties	0.6

Total assets	$522.8

Liabilities and equity
Mortgage notes payable	$245.3
Accounts payable and other liabilities	4.0
Interest rate swaps	2.3
Tenant security deposits	0.9
Prepaid rent	2.4
Deferred leasing intangibles	1.9
Due to related party	0.3
Total liabilities	257.1

Owners’/shareholders’ equity	178.3
Non-controlling interest in operating partnership	87.4

Total owners’/shareholders’ equity	265.7

Total liabilities and equity	$522.8

STAG Industrial, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Statement of Operations

For the Three Months  Ended March 31, 2011

(unaudited, in millions, except per share data)

Three Months Ended March 31, 2011

Revenues
Rental income	$12.4
Tenant recoveries	1.7
Other	0.3
Total revenues	14.4
Expenses
Property	2.8
General and administrative	2.3
Depreciation and amortization	6.6
Total expenses	11.7
Other income (expense)
Interest income	—
Interest expense	(3.8)
Gain on interest rate swaps	0.6
Total other income (expense)	(3.2)

Net loss before non-controlling interest	(0.5)
Non-controlling interest in operating partnership	(0.2)
Net loss allocable to common shareholders	$(0.3)

Pro forma loss per share basic allocable to common shareholders	$(0.02)
Pro forma weighted average outstanding shares basic	15,812,500
Pro forma loss per share diluted allocable to common shareholders	$(0.02)
Pro forma weighted average outstanding shares diluted	15,893,309

STAG Industrial, Inc. and Subsidiaries

Reconciliation of Pro Forma GAAP to Non-GAAP Measures

For the Three Months  Ended March 31, 2011

(unaudited, in millions, except per share data)

Three Months Ended March 31, 2011

Net loss allocable to the Company	$(0.5)
Interest income	—
Other revenue	(0.3)
Gain on interest rate swaps	(0.6)
Depreciation and amortization	6.6
Interest expense	3.8
General and administrative expenses	2.3
Net operating income (NOI) allocable to the Company	$11.3
Straight line rental income adjustment	(0.3)
Above/below market lease amortization	0.8
Cash net operating income (NOI) allocable to the Company	11.8

Net loss allocable to the Company	$(0.5)
Depreciation and amortization	6.6
Funds from operations	$6.1
Acquisition costs	0.0
Core funds from operations (FFO) allocable to the Company	$6.1

STAG Industrial, Inc. and Subsidiaries

Reconciliation of Pro Forma GAAP to Non-GAAP Measures

For the Three Months  Ended March 31, 2011

(unaudited, in millions, except per share data)

Three Months Ended March 31, 2011

Net loss allocable to common shareholders	$(0.3)
Interest income	—
Other revenue	(0.3)
Gain on interest rate swaps	(0.6)
Depreciation and amortization	6.6
Interest expense	3.8
General and administrative expenses	2.3
Non-controlling interest in the operating partnership’s share of the above adjustments	(3.9)
Net operating income (NOI) allocable to common shareholders	$7.6

Net loss allocable to common shareholders	$(0.3)
Depreciation and amortization	6.6
Non-controlling interest in the operating partnership’s share of the above adjustments	(2.2)
Funds from operations	$4.1
Acquisition costs	0.0
Core funds from operations (FFO) allocable to common shareholders	$4.1

Financial Measures

Net operating income (NOI) is defined as rental revenues, including reimbursements, less property expenses and real estate taxes, which excludes depreciation, amortization, impairment, general and administrative expenses, interest expense, and gain (loss) on interest rate swaps. The Company considers NOI to be an appropriate supplemental performance measure because it reflects the operating performance of its properties and excludes certain items that are not considered to be controllable in connection with the management of the property such as depreciation, amortization, impairment, general and administrative expenses, interest income, interest expense and gain (loss) on interest rate swaps. However this measure should not be viewed as an alternative measure of the Company’s financial performance since it excludes expenses which could materially impact the Company’s results of operations. Further, the Company’s NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI, same store NOI (excluding revenue from lease terminations), and cash basis same store NOI (excluding revenue from lease terminations).

NAREIT developed FFO as a relative measure of performance of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is generally defined as net income (loss) attributable to common shareholders, calculated in accordance with GAAP, plus real estate-related depreciation and amortization.  NAREIT’s definition of FFO is subject to interpretation, and modifications to the NAREIT definition of FFO are common. The Company presents FFO excluding acquisition costs.  The Company believes that FFO excluding acquisition costs, which is a non-routine item, is useful supplemental information regarding its operating performance as it provides a more meaningful and consistent comparison of the Company’s operating performance and allows investors to more easily compare the Company’s operating results. Readers should note that FFO captures neither the changes in the value of the Company’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effect and could materially impact the Company’s results from operations. Accordingly, the Company’s FFO may not be comparable to other REITs’ FFO and FFO should be considered only as a supplement to net income (loss) attributable to common shareholders as a measure of the Company’s performance.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “should,” “project” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the risk factors discussed in the Company’s final prospectus related to its initial public offering, as updated by the Company’s annual and quarterly reports. Accordingly, there is no assurance that the Company’s expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.